Exhibit 99.1

Innodata Reports Third Quarter 2019 Results and Announces the Repurchase of $544,000 of its Common Stock

NEW YORK – November 7, 2019 – INNODATA INC. (NASDAQ: INOD) today reported results for the third quarter and the nine months ended September 30, 2019.

•	Total revenue was $13.8 million in the third quarter of 2019, a 2% increase from $13.6 million in the second quarter of 2019. Total revenue was $14.0 million in the third quarter of 2018.

•	Net loss was $0.6 million in the third quarter of 2019, or $(0.02) per basic and diluted share, compared to a net loss of $0.7 million, or $(0.03) per basic and diluted share, in the second quarter of 2019 and net income of $0.7 million, or $0.03 per basic and diluted share, in the third quarter of 2018.

•	For the first nine months of 2019, total revenue was $41.2 million, a decline of 3% from $42.4 million in the first nine months of 2018. Net loss was $1.7 million, or $(0.06) per basic and diluted share, in the first nine months of 2019. Net loss was $46,000, or $(0.00) per basic and diluted share, during the first nine months of 2018.

•	Adjusted EBITDA (as defined below) was $0.9 million in the third quarter of 2019, compared to $0.3 million in the second quarter of 2019. Adjusted EBITDA was $2.3 million in the third quarter of 2018.

•	Cash and cash equivalents were $13.2 million at September 30, 2019, compared to $10.9 million at December 31, 2018.

Amounts in this press release have been rounded. All percentages have been calculated using unrounded amounts. The tables that accompany this release set out results by segment.

Jack Abuhoff, Chairman and CEO, said, “For the past two years, we have been on a path of transforming our business to achieve a market-leading position in the fast-growing AI/ML market. Our journey began with us building AI/ML technologies that we deployed internally to drive greater efficiency. Today, we are presenting a set of products and solutions that is built on our legacy and harnesses the AI/ML technologies we’ve developed in recent years. These new products and solutions are presented on our refreshed website, the launch of which we are also announcing today.”

“In our analyst call today, we will share some data points around the strong market validation we have been receiving with our AI solutions and how they are enabling us to serve wider markets, which we anticipate will drive growth. Our confidence in our trajectory based on our product offerings has inspired us to double the size of our core sales team in the past two months.

In addition, we’re pleased to report that we have spent $544,000 of the $2.0 million stock buyback authorization we announced in July, having purchased 424,775 shares of our stock at an average price of $1.28. We continue to see our stock as an exceptional value, and we intend to continue the buyback initiative.”

Non-GAAP Financial Measures

This press release and the accompanying tables include references to Adjusted EBITDA, which is a non-U.S. GAAP financial measure. We define Adjusted EBITDA as net income (loss) attributable to Innodata Inc. and its subsidiaries in accordance with GAAP before income taxes, depreciation and amortization of intangible assets, impairment charges, stock-based compensation, loss attributable to non-controlling interests and interest income (expense). We believe Adjusted EBITDA is useful to our management and investors in evaluating our operating performance and for financial and operational decision-making purposes. In particular, Adjusted EBITDA facilitates period-to-period comparisons of our core operating performance on a consistent basis by excluding items that are not reflective of our core operations across all segments or are not within our control and helps us identify underlying trends in our business. In this regard, we believe it provides useful information about our operating results, enhances the overall understanding of our past performance and future prospects, and allows for greater transparency with respect to key metrics used by management in our financial and operational decision-making. We also use this measure to establish operational goals for managing our business and evaluating our performance.

Adjusted EBITDA has limitations as an analytical tool and should not be considered in isolation or as a substitute for results reported under GAAP. Some of these limitations are:

•	Adjusted EBITDA does not reflect tax payments, and such payments reflect a reduction in cash available to us;
•	Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs or for our cash expenditures or future requirements for capital expenditures or contractual commitments;
•	Adjusted EBITDA excludes the potential dilutive impact of stock-based compensation expense related to our workforce, interest income (expense) and net loss attributable to non-controlling interests, and these items may represent a reduction or increase in cash available to us;
•	Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements; and
•	Other companies, including companies in our own industry, may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.

Adjusted EBITDA should be considered alongside other financial performance measures, including various cash flow metrics, net income (loss) and our other GAAP results.

A reconciliation from net income (loss) to Adjusted EBITDA (loss) is attached to this release.

Timing of Conference Call with Q&A

Innodata will conduct an earnings conference call, including a question-and-answer period, at 11:00 AM eastern time today. You can participate in this call by dialing the following call-in numbers:

The call-in numbers for the conference call are:

1-888-394-8218 (Domestic)
1-323-701-0225 (International)

1-888-203-1112 (Domestic Replay)
1-719-457-0820 (International Replay)

Passcode on both: 3970376

It is recommended that participants dial in approximately 10 minutes prior to the start of the call. Investors are also invited to access a live Webcast of the conference call at the Investor Relations section of www.innodata.com. Please note that the Webcast feature will be in listen-only mode.

Call-in or Webcast replay will be available for 30 days following the conference call.

About Innodata

Innodata (NASDAQ: INOD) is a leading data engineering company. Prestigious companies across the globe turn to Innodata for help with their biggest data challenges. By combining advanced machine learning and artificial intelligence (ML/AI) technologies, a global workforce of over 3,000 subject matter experts, and a high-security infrastructure, we’re helping usher in the promise of digital data and ubiquitous AI.

Forward Looking Statements

This press release contains forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The words “project,” “head start,” "believe," "expect," “can,” “continue,” “could,” “intend,” “may,” “should,” “will,” "anticipate," "indicate," "point to," “forecast,” “predict,” “likely,” “goals,” “optimistic,” “foster,” “estimate,” “plan,” “potential,” or the negatives thereof and other similar expressions generally identify forward-looking statements, which speak only as of the date hereof, although some forward-looking statements are expressed differently.

These forward-looking statements are based on our management’s current expectations, assumptions and estimates and are subject to a number of risks and uncertainties, including without limitation, that contracts may be terminated by clients; projected or committed volumes of work may not materialize in whole or in part; the primarily at-will nature of contracts with our Digital Data Solutions clients and the ability of these clients to reduce, delay or cancel projects; the likelihood of continued development of the markets, particularly new and emerging markets, that our services support; continuing Digital Data Solutions segment revenue concentration in a limited number of clients; continuing Digital Data Solutions segment reliance on project-based work; our inability to replace projects that are completed, canceled or reduced; our dependency on third-party content providers in our Agility segment; difficulty in integrating and deriving synergies from acquisitions, joint ventures and strategic investments; potential undiscovered liabilities of companies and businesses that we may acquire; potential impairment of the carrying value of goodwill and other acquired intangible assets of companies and businesses that we acquire; changes in our business or growth strategy; depressed market conditions; changes in external market factors; the ability and willingness of our clients and prospective clients to execute business plans which give rise to requirements for our services; changes in our business or growth strategy; the emergence of new or growing competitors; potential effects on our results of operations from interruptions in, or breaches of, our information technology systems and various other competitive and technological factors; and other risks and uncertainties indicated from time to time in our periodic filings with the Securities and Exchange Commission.

Our actual results could differ materially from the results referred to in the forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to, the risks discussed in Part I, Item 1A. “Risk Factors,” Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations, and other parts of our Annual Report on Form 10-K, filed with the Securities and Exchange Commission on March 26, 2019, and in the press releases and other communications to stockholders issued by us from time to time which attempt to advise interested parties of the risks and factors which may affect our business. In light of these risks and uncertainties, there can be no assurance that the results referred to in the forward-looking statements will occur, and you should not place undue reliance on these forward-looking statements. We undertake no obligation to update or review any guidance or other forward-looking statements, whether as a result of new information, future developments or otherwise, other than as required under the Federal securities laws.

Company Contact

Suzanne Srsich

Innodata Inc.

ssrsich@innodata.com

(201) 371-8033

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(Dollars in thousands, except per-share amounts)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018

Revenues	$13,846	$14,049	$41,179	$42,439

Operating costs and expenses:
Direct operating costs	9,019	9,237	28,154	29,060
Selling and administrative expenses	4,951	3,640	14,166	11,223
Goodwill impairment	-	-	-	675
Interest expense, net	13	10	36	24
Totals	13,983	12,887	42,356	40,982

Income (loss) before income taxes	(137)	1,162	(1,177)	1,457
Provision for income taxes	421	469	493	1,502
Consolidated income (loss)	(558)	693	(1,670)	(45)
Income (loss) attributable to non-controlling interests	(3)	5	(10)	1
Income (loss) attributable to Innodata Inc. and Subsidiaries	$(555)	$688	$(1,660)	$(46)

Income (loss) per share attributable to Innodata Inc. and Subsidiaries:
Basic and diluted	$(0.02)	$0.03	$(0.06)	$(0.00)
Weighted-average shares outstanding:
Basic	25,856	25,877	25,870	25,877
Diluted	25,856	26,093	25,870	25,877

INNODATA INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Dollars in thousands)

	September 30,
	2019 (Unaudited)	December 31, 2018
ASSETS
Current assets:
Cash and cash equivalents	$13,188	$10,869
Accounts receivable, net of allowance for doubtful
accounts of $800 and $1,000, respectively	8,297	10,626
Prepaid expenses and other current assets	4,829	5,778
Total current assets	26,314	27,273
Property and equipment, net	7,074	6,813
Right-of-use asset	7,271	-
Other assets	2,075	2,436
Deferred income taxes	1,759	1,204
Intangibles, net	5,597	6,275
Goodwill	2,062	2,050
Total assets	$52,152	$46,051

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable and accrued expenses	$5,094	$4,737
Accrued salaries, wages and related benefits	4,479	4,494
Income and other taxes	4,215	3,532
Current portion of long-term obligations	699	1,529
Operating lease liability - current portion	1,149	-
Total current liabilities	15,636	14,292
Deferred income taxes	528	571
Long-term obligations, net of current portion	3,086	4,062
Operating lease liability, net of current portion	6,949	-
Non-controlling interests	(3,450)	(3,440)
STOCKHOLDERS' EQUITY	29,403	30,566
Total liabilities and stockholders’ equity	$52,152	$46,051

INNODATA INC. AND SUBSIDIARIES

RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES

(Unaudited)

(Dollars in thousands)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Adjusted EBITDA:	2019	2018	2019	2018
Net income (loss) attributable to Innodata Inc. and Subsidiaries	$(555)	$688	$(1,660)	$(46)
Depreciation and amortization	687	833	2,248	2,558
Goodwill impairment	-	-	-	675
Stock-based compensation	351	268	624	539
Provision for income taxes	421	469	493	1,502
Interest expense, net	13	10	36	24
Non-controlling interests	(3)	5	(10)	1
Adjusted EBITDA - Consolidated	$914	$2,273	$1,731	$5,253

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Adjusted EBITDA – DDS Segment:	2019	2018	2019	2018
Net income (loss) attributable to DDS segment	$(125)	$1,194	$(110)	$1,135
Depreciation and amortization	282	444	1,072	1,408
Goodwill impairment	-	-	-	675
Stock-based compensation	330	266	574	533
Provision for income taxes	432	481	526	1,538
Interest expense, net	12	8	33	16
Non-controlling interests	2	(2)	(4)	(11)
Adjusted EBITDA – DDS Segment	$933	$2,391	$2,091	$5,294

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Adjusted EBITDA – Synodex Segment:	2019	2018	2019	2018
Net income (loss) attributable to Synodex segment	$(20)	$125	$49	$254
Stock-based compensation	6	-	12	-
Non-controlling interests	(5)	7	(6)	12
Adjusted EBITDA (Loss) – Synodex Segment	$(19)	$132	$55	$266

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
Adjusted EBITDA – Agility Segment:	2019	2018	2019	2018
Net loss attributable to Agility Segment	$(410)	$(631)	$(1,599)	$(1,435)
Depreciation and amortization	405	389	1,176	1,150
Stock-based compensation	15	2	38	6
Provision for income taxes	(11)	(12)	(33)	(36)
Interest expense, net	1	2	3	8
Adjusted EBITDA Loss – Agility Segment	$-	$(250)	$(415)	$(307)

INNODATA INC. AND SUBSIDIARIES

REVENUE

(Unaudited)

(Dollars in thousands)

Revenue (by segment)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2019	2018	2019	2018
DDS	$10,124	$10,756	$30,353	$32,059
Synodex	977	1,013	2,916	3,008
Agility	2,745	2,280	7,910	7,372
Total Revenue	$13,846	$14,049	$41,179	$42,439